Exhibit 10.37
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
AMENDED AND RESTATED
MASTER JOINT VENTURE AGREEMENT
By and Among
EVERGREEN SOLAR, INC.
Q — CELLS SE
RENEWABLE ENERGY CORPORATION ASA
and
EVERQ GmbH
(envisaged SOVELLO AG)

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Exhibits

Exhibit A	Articles of Association

Exhibit A-1	German Translation of Articles of Association

Exhibit B	Rules of Procedure for the Management Board

Exhibit B-1	German Translation of the Rules of Procedure for the Management Board

-ii-

-iii-

AMENDED AND RESTATED
MASTER JOINT VENTURE AGREEMENT
     This Amended and Restated Master Joint Venture Agreement (the “Agreement”) is made and entered into on November 5, 2008, by and between
     Evergreen Solar, Inc., a Delaware corporation with its principal executive offices located at 138 Bartlett Street, Marlboro, Massachusetts, USA (“Evergreen” or “E”),
     Q-Cells SE, a European stock corporation organized under the laws of Germany with its principal executive offices located at Guardianstr. 16, 06766 Bitterfeld-Wolfen, OT Thalheim, Germany (,,Q-Cells“ or “Q”), as legal successor of Q-Cells AG,
     Renewable Energy Corporation ASA, a stock corporation organized under the laws of Norway with its principal executive offices located at Kjørboveien 29, NO-1337 Sandvika, NORWAY (“REC”)
     and
     EverQ GmbH, a limited liability company organized under the laws of Germany, after the envisaged reorganization by way of change of legal form (Formwechsel) pursuant to sections 238 et seq., 226, 190 et seq. of the German Merger and Reorganization Act (Umwandlungs-gesetz, UmwG) into Sovello AG, a stock corporation organized under the laws of Germany, with its principal offices located at Sonnenallee 14-24, 06766 Bitterfeld-Wolfen, OT Thalheim, Germany (hereinafter only ,,Sovello”).
     Capitalized terms used herein shall have the meaning ascribed to them in Section 1.2.
Recitals
     WHEREAS:
     The Parties are each engaged in the manufacture and distribution of photovoltaic solar products.

A. Evergreen Solar
Evergreen has unique and proprietary wafer manufacturing technology which enables lower cost manufacturing of solar wafers, cells and panels. Evergreen has an active research program to continue to develop its advanced manufacturing technology.
B. Sovello
Sovello is a joint venture between REC, Q-Cells and Evergreen that was established in 2005 to manufacture wafers using String Ribbon Technology, photovoltaic cells and modules incorporating such wafers based on the combination of their respective technologies and expertise. Two existing factories are already running in Thalheim, Germany, using Gemini String Ribbon Technology. In October 2007, REC, Q-Cells and Evergreen agreed (i) on a further expansion of Sovello with a capacity of further 75 MW based on Quad/COF Technology, (ii) to look to establish factories in other locations worldwide and (iii) to make changes in the contractual relationships between Evergreen and Sovello and establish Sovello as an independent company with a goal of completing an initial public offering.
C. REC
REC is, via its subsidiaries Solar Grade Silicon Holding, Inc. and Solar Grade Silicon LLC with production at Moses Lake, Washington, USA and Butte, Montana USA (“SGS”), the world leader in the production of solar grade silicon. REC is also the world’s largest suppliers of high quality silicon wafers for photovoltaic applications. At present REC produces silicon wafers through its unique and proprietary casting and slicing processes.
D. Q-Cells
Q-Cells is the largest independent manufacturer of crystalline silicon solar cells in the world. Q-Cells has active programs to increase the efficiency and reduce the cost to convert wafers into solar cells.
E. Benefits to Parties
The Parties believe that combining their respective technologies and capabilities would have a number of benefits including:
     (1) REC
(a)	Equity participation in Sovello

(b)	Secure high value customer for scaling of granular silicon

(c)	[****]

     (2) Evergreen
(a)	Accelerated development and proliferation of its wafer manufacturing technology

(b)	Equity participation in Sovello
     (3) Sovello
(a)	Secure silicon supply at attractive market related pricing

(b)	Accelerated wafer manufacturing technology development

(c)	Accelerated technology and manufacturing systems development
     (4) Q-Cells
(a)	Improved cost position through Sovello

(b)	Low-cost supply of polysilicon-based wafers

(c)	Equity participation in Sovello
F. E, Q and REC have agreed on the renaming and conversion of EverQ GmbH into Sovello, a stock corporation to be organized under the laws of Germany.
G. Existing MJVA
The original Master Joint Venture Agreement dated January 14, 2005 (notarial deed nr. 7/2005 of the Berlin notary public Dr. Rudolf von Hanstein) has been fully restated on November 22, 2005 (notarial deed nr. 287/2005 of the Berlin notary public Dr. Rudolf von Hanstein) and further amended on September 29, 2006 and October 23, 2007, respectively, (notarial deeds nrs 267/2006 and. 463 / 2007 of the Berlin notary public Dr. Rudolf von Hanstein) by E, Q, REC and EverQ GmbH (as so amended, the “Existing MJVA”).
NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and of the mutual benefits to be derived here from, and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Parties hereto agree as follows:
ARTICLE I.
Relation to Existing Agreements; Interpretation, Relation to Articles, Participation of Sovello
     1.1 Relation to Existing MJVA and Concurrent Agreements
     The Existing MJVA is hereby amended and restated as set forth in this Agreement with effect immediately upon registration of the conversion and renaming of EverQ GmbH into Sovello at the commercial register with the local court of Stendal. The Concurrent Agreements entered into by a Party and/or the Parties and Sovello remain in full force and effect.

     1.2 Definitions For the purposes of this Agreement, capitalized terms used herein shall have the respective meanings assigned thereto in this Section 1.2.
          “Acquisition Proposal” has the meaning assigned in Section 4.2.
          “Acquisition Proposal Notice” has the meaning assigned in Section 4.2.
          “Act” has the meaning assigned in Section 9.8.
          “Action” means any claim, action, suit or arbitration, as well as any inquiry, proceeding or investigation by or before any Governmental Authority.
          “Additional Capital Contributions” has the meaning set forth in Section 2.3.
          “Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, a Party at the relevant time. For the purposes of this definition, “control” means the beneficial ownership of more than fifty percent (50%) of the voting rights.
          [****]
          “Alternative Venture” means [****]
          [****]
          “Annual Plan” shall mean an annual business and operations plan as prepared by the Management Board.
          “Arbitrator” has the meaning assigned in Section 5.3 (c)(ii)(3).
          “Articles of Association” means the Articles of Association (Satzung) of Sovello set forth as Exhibit A attached hereto (a German translation is attached hereto as Exhibit A-1), together with any amendments thereto approved by the Parties. Should there be a discrepancy between the German and the English versions of the Articles, the English version shall prevail only for the purposes of this Agreement and the Parties shall amend the German version of the Articles to reflect the meaning of the English version.
          “Bankruptcy Event” means with regard to any Party:
               a) such Party commencing a voluntary case or other proceeding, or an involuntary case or other proceeding being commenced against such Party and remaining undismissed and unstayed for a period of [****] days, in either case seeking liquidation, reorganization or other relief with respect to such Party or its debts under any applicable bankruptcy, reorganization, composition, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property;

               b) such Party consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or
               c) such Party admitting in writing its inability to pay its debts generally as they become due or generally failing to pay such debts as they become due or becoming subject to disposition of a clearing-house to suspend transactions.
          “Breaching Party” has the meaning assigned in Section 5.3.
          “Business Day” means any day on which financial institutions are generally open and available for business, and which is not otherwise a holiday, in all of the German state of Saxony-Anhalt, the US state of Massachusetts and Oslo, Norway.
          “Business Year” means the period of time which, according to Sovello’s Articles of Association, or relevant legislation, shall be the annual period used for accounting and public reporting obligations of Sovello.
          “Capacity Expansion” has the meaning assigned in Section 3.5 (a).
          “Cell” means a crystalline silicon material substrate that has been processed to provide electrical output from incident sunlight.
          “Change of Control” means with respect to any entity, the acquisition of such entity by another Person by means of any transaction or series of related transactions (including, without limitation, any share acquisition, sale of all or substantially all of the assets, reorganization, merger or consolidation, but excluding any sale of shares for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of such entity outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in such entity held by such holders prior to such transaction, more than 50% of the total voting power represented by the voting securities of such entity or such surviving entity outstanding immediately after such transaction or series of transactions.
          “Concurrent Agreements” means the existing Services Agreements, the License Agreements, the Silicon Supply Agreements (including the Silicon Supply Agreement between SGS and E entered into on November 22, 2005) between the Parties and Sovello, including the Memorandum of Understanding by and among Sovello, Evergreen, REC and Q-Cells (the “MOU”) made on October 25, 2007, and all further agreements made between a Party and/or the Parties and Sovello.
          “Confidential Information” has the meaning assigned in Section 8.7.

          “Director” means a member of the Supervisory Board (Aufsichtsratsmitglied) of Sovello.
          “Disclosing Party” has the meaning assigned in Section 8.7(a).
          “Distribution” means the transfer of cash or other property whether by way of dividend or otherwise to one or more of the Shareholders, or the purchase or redemption of Shares for cash or other property.
          “EU” means European Union.
          “E First Refusal Notice” has the meaning assigned in Section 8.2(b).
          “Election Notice” has the meaning assigned in Section 4.3.
          “EverQ GmbH” means the limited liability company organized under the laws of Germany, registered at the commercial register of the local court of Stendal, Saxony-Anhalt, Germany, under HRB 4769, as the legal predecessor entity to Sovello.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Existing MJVA” has the Meaning assigned in the Recitals (G)
          “Fair Market Value” has the meaning assigned in Section 5.3(c).
          “Free Cash” means, as of any date of determination, the amount of liquid net assets held in cash and other liquid, short-term investment instruments in excess of the amount which is sufficient to fund the operations and investments of Sovello for the following [****] period according to Sovello’s then-current budget projections.
          “Gemini String Ribbon Technology” shall mean the String Ribbon Technology as used in Sovello 2 as of the date of signing of this Agreement.
          “Government Investment Grant” means GA-grants (GA-Mittel; Mittel aus dem Programm “Gemeinschaftsaufgabe Aufbau Neue Laender“)
          “Governmental Authority” means any US, German or Norwegian, federal, national, supranational, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
          “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          “IFRS” means International Financial Reporting Standards.
          “IPO” means an initial public offering of shares of Sovello which results in a listing of the shares in Sovello on a stock exchange of recognized international standing or on an authorized marketplace of recognized international standing.
          “Knowledge” shall mean, with respect to a Party, the actual knowledge of its officers and the members of the Board of Directors or Supervisory Board of such Party, provided that such persons shall have made reasonable inquiry of those employees and consultants, as the case may be, whom such officers or members of the Board of Directors or the Supervisory Board reasonably believe would have actual knowledge of the matters represented.
          “Law” means any US, German or Norwegian, federal, national, supranational, state, provincial, municipal, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.
          “Liabilities” means any and all indebtedness or other liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action, Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.
          “License Agreements” means the License and Technology Transfer Agreement between Q and Sovello; the License and Technology Transfer Agreement between REC and Sovello; the Quad Technology License Agreement between E and Sovello dated as of October 6, 2008 and the Amended and Restated License and Technology Transfer Agreement between Evergreen and Sovello dated as of September 29, 2006 (as amended by the MOU) and as E and Sovello intend to amend and restate shortly following the date of this Agreement.
          “Management Board” shall mean the Management Board (Vorstand) of Sovello.
          “Material Agreement” means agreements entered into by Sovello with an annual value above Euro 500,000.
          “Material Breach” has the meaning assigned in Section 5.3.
          “Module” means an assembly of multiple, electrically connected Cells also known as a solar panel.
          “Negotiation Period” has the meaning assigned in Section 4.3.
          “Non-Selling Parties” has the meaning assigned in Section 4.2.
          “Parties” means the parties to this Agreement, from time to time, and a “Party” shall mean either E, Q or REC, as applicable. For the avoidance of doubt, Sovello shall not be treated as a Party to this Agreement, if not otherwise stated.

          “Percentage Interests” means the percentage interests of the Parties in Sovello.
          “Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental authority or other entity.
          “Quad/COF Technology” meaning the process developed by E for producing silicon wafers using a furnace known as the “Quad” furnace, including Cut on the Fly, as such technology exists at the time of Signing of this Agreement and licensed from E.
          “Q Confirmation Notice” has the meaning assigned in Section 8.2(b).
          “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.
          “Receiving Party” has the meaning assigned in Section 8.7(a).
          “Ribbon Technology” means a technique in which a thin sheet of silicon, typically polycrystalline silicon, is grown directly from molten silicon. The sheet is generally grown in a vertical orientation without the use of foreign substrate on which the silicon is formed, although some processes grow the silicon in a horizontal direction and can use a substrate on which the silicon is formed.
          [****]
          “Rules of Procedure for the Management Board” means the rules of procedure for the management board (Geschäftsordnung für den Vorstand) of Sovello set forth as Exhibit B attached hereto (a German translation is attached hereto as Exhibit B-1), together with any amendments thereto. Should there be a discrepancy between the German and the English versions of the Articles, the English version shall prevail only for the purposes of this Agreement and to the extent legally permissible the Parties shall cause to the Supervisory Board to amend the German version of the Rules of Procedure for the Management Board to reflect the meaning of the English version.
          “Sale Period” has the meaning assigned in Section 4.4.
          “Securities Act” means the Securities Act of 1934, as amended.
          “Selling Party” has the meaning assigned in Section 4.2.
          “SGS” has the meaning assigned in the recitals.
          “Shareholder” means each of E, Q and REC and their respective Affiliates.
          “Shares” means shares of Sovello after conversion of EverQ GmbH equity securities or securities convertible or exchangeable into Sovello equity securities.

          “Signing Date” means the date hereof.
          “Sovello” has the meaning assigned in the Recitals.
          “Sovello 2” shall mean the existing production facilities of Sovello as of the date of this Agreement using the Gemini String Ribbon Technology licensed from E.
          “Sovello 3” shall mean the planned expansion of Sovello with a capacity of further 75 MW based on the Quad/COF Technology licensed from E.
          “String Ribbon Technology” means [****].
          “Subject Shares” has the meaning assigned in Section 4.2.
          “Supervisory Board” means the Supervisory Board of Directors (Aufsichtsrat) of Sovello.
          “Tax” or, collectively, “Taxes” means any and all German, United States, provincial, state, local and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for taxes of a predecessor or transferor entity.
          “Terminating Party” has the meanings assigned in Article 5, as applicable.
          “Termination Call Right” has the meanings assigned in Section 5.3 (d) and Section 5.4 (b), as applicable.
          “Termination Securities” has the meaning assigned in Section 5.3(c).
          “Third Party” means a Person who is neither a Party nor an Affiliate of a Party.
          “Transfer” has the meaning assigned in Section 4.1.
          “US GAAP” means the generally accepted accounting principles in the United States.
          “Wafer” means a crystalline silicon material substrate that is intended to but has not yet been made into a Cell.

     1.3 Headings and Other Interpretation. In this Agreement (a) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (b) words importing the singular shall include the plural and vice versa; (c) words denoting individuals shall include any form of entity and vice versa; (d) words denoting any gender shall include all genders; (e) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day then that act, matter or thing shall be carried out or performed on the next following Business Day; (f) unless specified otherwise, any reference herein to any Article, Section, clause, sub-article, sub-clause, Appendix or Exhibit shall be deemed to be a reference to an Article, Section, clause, sub-article, sub-clause, Appendix or Exhibit of this Agreement; (g) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified, supplemented, or novated; and (h) the words “include,” “including” and the derivations thereof shall not be limiting.
     1.4 Relation to Articles of Association and Rules of Procedure for the Management Board. In the event that this Agreement and the Articles of Association and/or Rules of Procedure for the Management Board of Sovello should differ in one or several aspects, in the internal relation between E, Q and REC this Agreement shall supersede the Articles of Association and/or Rules of Procedure for the Management Board as far as this is legally permissible. To the extent legally permissible E, Q and REC hereby undertake that they shall cooperate with respect to the adjustment of Sovello’s Articles of Association and/or Rules of Procedure for the Management Board in accordance with this Agreement. The Parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the alteration of the Articles of Association and/or Rules of Procedure for the Management Board to the extent necessary to permit Sovello and its affairs to be carried out as provided in this Agreement. For the avoidance of doubt, the Articles of Association and/or Rules of Procedure for the Management Board of Sovello do not conflict and are not to be treated as conflicting with any provision of this Agreement. Subject as aforesaid, the Parties hereby undertake to each other to observe and perform the provisions of the Articles of Association of the Company.
     1.5 German Legal Terms. In case of doubt of the meaning of German legal terms, the German words written in brackets and italics shall be definitive.
     1.6 Participation of Sovello.
     Sovello shall, with exception of the rights in Article VII, have no rights under this Agreement and shall not be bound by any obligation hereunder.

ARTICLE II.
Purpose of Sovello
     The purpose of Sovello shall be the manufacturing and marketing of String Ribbon Technology based photovoltaic products. Sovello shall be a manufacturing company designed to exploit the combined strengths of E, Q and REC. The parties intend that Sovello shall:
          (a) manufacture Wafers using E’s String Ribbon Technology;
          (b) process such Wafers into Cells using a fabrication process that combines certain Cell manufacturing technologies;
          (c) assemble Cells into Modules;
          (d) conduct specific manufacturing and product technology-oriented development work required to optimize its activities; and
          (e) conduct all other activities necessary to the manufacture, test and sale of such solar products with an initial focus on the manufacture, sale and distribution of Modules.
ARTICLE III.
Management and Operation of Sovello
     3.1 Management and Supervision of Sovello.
     To the extent legally permissible, the Parties shall cause Sovello to be managed and supervised in accordance with the provisions of the Articles of Association and the Rules of Procedure for the Management Board. In particular, unless otherwise specifically agreed to by the Parties, the Parties shall cause specific duties and powers of the Supervisory Board to be as set forth in Articles of Association and the Rules of Procedure for the Management Board. Subject to Section 1.4, the Parties shall not take any action in contravention of the Articles of Association and the Rules of Procedure for the Management Board.
     3.2 Accounting Matters; Basic Financial Inspection Rights.
          (a) Basic Accounting Matters. To the extent legally permissible (i) the Parties shall cause Sovello to (i) establish its annual accounts and report its annual results in accordance with the applicable corporate laws of the Federal Republic of Germany, aiming at the optimization of tax benefits of the Shareholders and (ii) make adjustments to its accounts to reflect its financial position and results of operations in accordance with U.S. GAAP.
               (ii) the Parties shall cause Sovello to keep books and records reflecting all its respective transactions, complete and accurate in all material respects.

               (iii) the Parties shall cause the fiscal year of Sovello to commence on January 1 and end on December 31.
          (b) Basic Financial Information. To the extent legally permissible, the Parties shall cause Sovello to furnish the following reports to each of E, Q and REC:
               (i) As soon as practicable after the end of each fiscal year of Sovello, and in any event within forty (40) days after the end of each fiscal year of Sovello, an audited consolidated balance sheet of Sovello as at the end of such fiscal year, and consolidated statements of income and cash flows of Sovello for such year, prepared in accordance with German GAAP (HGB), IFRS and US GAAP consistently applied.
               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Sovello, and in any event within twenty-five (25) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of Sovello, an unaudited consolidated balance sheet of Sovello as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of Sovello for such period, prepared in accordance with German GAAP (HGB), IFRS and US GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.
               (iii) Monthly profit and loss statements as soon as reasonably practicable.
               (iv) Such other information relating to the financial condition, business prospects or corporate affairs of Sovello as E, Q or REC may from time to time reasonably request.
          (c) Basic Financial Inspection Rights. To the extent permitted by German law during the regular office hours of Sovello, and upon twenty-four (24) hours’ notice to Sovello, E, Q and REC shall cause Sovello to give E, Q, and REC, each individually, (i) full access to all properties, books of account and records of Sovello, and (ii) the right to make copies from such books and records at their own expense.
     3.3 Other Financial Matters.
          (a) Annual Plan. To the extent legally permissible, the Parties shall cause Sovello to prepare, consider and approve, an Annual Plan with respect to each fiscal year of Sovello no later than thirty (30) days prior to the commencement of each fiscal year.
          (b) Dividend Policy. To the extent legally permissible, the Parties agree that an unanimous approval of the shareholders is required prior to any Distribution (i) declared at any time that Free Cash does not exist, (ii) if such Distribution shall cause Free Cash not to exist immediately following such Distribution, or (iii) other than in a manner proportionate to the respective ownership interests of the equity securities of Sovello regardless of whether Free

          Cash exists. Parties will not accept any Distribution based on decisions made not in accordance with this provision.
     3.4 Information to be Shared Equally.
     Each Party shall cause Sovello to share information regarding the affairs of Sovello equally with all of the Parties and not selectively disclose any such information. In the event Sovello shares information with a Party but not one or both other Parties, any non-recipient Party may request of the receiving Party that the information be provided to all the Parties and, promptly following the receipt of such request, the receiving Party shall share such information with the other Parties.
     3.5 Further Capacity Expansions and Additional Financing.
          (a) It is the intent of the Parties that Sovello shall, if economically viable for Sovello, expand its manufacturing total capacity to approximately 600 MW (the “Capacity Expansion”). Without limiting the foregoing, each of the Parties shall, and, to the extent legally permissible, shall cause the Supervisory Board and/or the Management Board of Sovello to approve the Capacity Expansion, if economically viable for Sovello, and commence substantial activities in furtherance of the Capacity Expansion following the MOU. To that date, Sovello 3 with approximately further 75 MW of the Capacity Expansion has been approved by the Parties and commenced.
          (b) If a majority of the shareholders so requests and to the extent legally permissible, the Parties shall cause Sovello to consider and approve a Capacity Expansion following a determination by such majority of the shareholders that the Capacity Expansion is in the best interest of Sovello.
          (c) Compensation for Grant Repayment Obligations. If Sovello is required to repay all or part of the Government Investment Grant, the following will occur:
               (i) E, Q and REC will loan Sovello the amount to be repaid and Sovello will repay the part of the Government Investment Grant to the appropriate government authorities.
               (ii) The loan will be at [****] % p.a. interest rate.
               (iii) The loan will be made by the Parties in proportion to the shareholdings in Sovello and will be adjusted accordingly as such shareholdings change.
               (iv) All further conditions of the loan shall be at arm’s length.
          (d) Sovello Debt. E, Q and REC have provided undertakings to the Sovello banks pro rata according to their shareholding in Sovello. If only one (or two) of those undertakings is (are) executed by the respective bank(s), the Parties shall share the burden pro rata based on each

          Party’s shareholding relative to the shareholding of all three Parties in Sovello at the time of such execution.
          (e) No Additional Obligation. No Party shall be required to provide loan financing, equity contributions or any form of guarantee or credit support for repayment for any funding obtained by Sovello, above the obligations described in Section 3.5 (c). For the avoidance of doubt, the Capacity Expansion referenced in Section 3.5 (a) does not oblige any Party to provide additional funding to Sovello. Additionally, for the avoidance of doubt, in each capital increase (including any issuance of any instruments convertible into shares), all Parties shall be entitled to subscribe to new shares (or any instruments convertible into shares) at the same price and terms and pro rata based on their shareholdings in Sovello at such time relative to the shareholdings of the other Parties. For the avoidance of doubt, already existing loans, guarantees and undertakings are excluded.
     3.6 Directors
          (a) Pursuant to § 1 subsection 1 no. 3 of the German Act of One-Third-Participation (Drittelbeteiligungsgesetz, “DrittelbG”) Sovello shall have nine (9) Directors. Six Directors shall be elected by the shareholders ´ meeting according to the provisions of the Articles of Association and the applicable statutory provisions. Three Directors shall be elected by the employees of Sovello according to the provisions of the DrittelbG.
          (b) Each shareholder shall have the right to nominate two Directors and two substitute Directors. The shareholders undertake to elect these nominated Directors and substitute Directors.
          (c) Each Party shall cause conveniently and as far as legally permissible each Director nominated by it to perform his duties as a Director fully in compliance with the terms of this Agreement and the Articles of Association. None of the Parties shall be excused from the performance of this Agreement on the account of the failure of such Party to control such Director nominated by it and appointed by the shareholders.
          (d) In case that the Supervisory Board has to resolve on any transaction of the Management Board according to Article 8.1 b) — d) and i) of the Rules of Procedure for the Management Board each shareholder shall cause conveniently and as far as legally admissible, however respecting the independence of the Directors, the Directors appointed by the shareholders to:
vote against such transaction in the respective voting of the Supervisory Board in case that at least one Director appointed by a shareholder holding at least 15 % in the share capital of Sovello suggests to vote/ votes against such transaction. However, the affirmative vote of any Director nominated by a shareholder who is either a party of such contractual transaction requiring the consent of the Supervisory Board or a controlling shareholder in the party of such contractual transaction is not required.

          (e) In case that the Supervisory Board has to resolve on any transaction of the Management Board according to Article 8. 1 e) — f) of the Rules of Procedure for the Management Board each shareholder shall cause conveniently and as far as legally admissible, however respecting the independence of the Directors, the Directors appointed by the shareholders to:
vote against such transaction in the respective voting of the Supervisory Board in case that at least one Director appointed by the shareholders suggests to vote/votes against such transaction in the respective voting of the Supervisory Board. However, the affirmative vote of any Director nominated by a shareholder who is either a party of such contractual transaction requiring the consent of the Supervisory Board or a controlling shareholder in the party of such contractual transaction is not required.
     3.7 Indemnification.
     To the fullest extent permitted by German law, E, Q and REC shall cause Sovello to indemnify and hold harmless each Director designated to the Supervisory Board nominated by E, Q and REC from all losses, liabilities, costs and expenses arising out of or relating to such Director’s actions in connection with any action taken within their authority and in their capacity as a Director, except to the extent that such losses, liabilities, costs or expenses are caused by such Director’s fraud, bad faith or willful misconduct, and except to the extent that such Director’s actions comprised or caused breach of this Agreement by the Party who appointed that Director. E, Q and REC agree to vote according to this provision in shareholders meetings.
ARTICLE IV.
Restrictions on Transfer; Right of First Refusal for Sale of Shares
     4.1 Restrictions on Transfer; Exceptions.
     Each of the Parties agrees that it shall not, either directly or indirectly, sell, transfer or dispose of (“Transfer”) any Shares during the term of this Agreement, without complying with the terms of this Article 4; provided, however, that the foregoing restrictions shall not apply to Transfers of shares or other equity interests of Sovello (i) by any Party to any Affiliate of such Party or (ii) from any Affiliate of such Party to such Party or to any Affiliate of such Party, provided always that the transferring Party remains, and the transferee of such transferred Shares or equity interests agrees in the appropriate form to be, bound by the terms of this Agreement to the same extent that the original Parties are bound thereby. For the avoidance of doubt, a Change of Control in a Party does not trigger the other Parties’ right of first refusal under this Section 4.1.
     4.2 Right to Notice.
     Other than those Transfers excepted under Section 4.1, prior to any Party proposing to Transfer any portion of the Shares held by such Party (the “Subject Shares”) to a Third Party

(an “Acquisition Proposal”), the proposed transferring Party (the “Selling Party”) shall provide to the other Parties (the “Non-Selling Parties”) written notice of the Acquisition Proposal, which notice shall include a reasonable description of all material terms and conditions of or related to the Acquisition Proposal (the “Acquisition Proposal Notice”).
     4.3 Exercise of Right of First Refusal.
     Following receipt of the Acquisition Proposal Notice by the Non-Selling Parties, each of the Non-Selling Parties shall have [****] to provide written notice to the Selling Party (the “Election Notice”) that it intends to elect to exercise its right of first refusal. After delivery of the Election Notice to the Selling Party, the Parties agree to negotiate in good faith the terms and conditions under which the Non-Selling Party or Parties would acquire, [****], all (but not less than all) of the Subject Shares at issue, and the Non-Selling Parties shall have a right of first refusal to purchase all (but not less than all) of the Subject Shares on terms that:
               (i) are reasonably equivalent to the terms set forth in the in the Acquisition Proposal Notice, provided that the Non-Selling Parties shall not have any obligation to agree to any terms which are unique to such Third Party, or
               (ii) are reasonably acceptable to the Selling Party.
     The Parties agree that such good-faith negotiations will continue until the earlier of (i) [****] from the date of delivery of the Election Notice or (ii) such negotiations are terminated earlier by agreement between the Parties (the “Negotiation Period”), during which period appropriate representatives of each Party shall, in good faith, make themselves available to meet. During the Negotiation Period, the Non-Selling Parties shall be permitted to conduct appropriate due diligence. Delivery of the Election Notice shall not obligate the Non-Selling Party to purchase the Subject Shares, but shall be delivered in good faith. [****]
     4.4 Right to Sell to Third Party.
     Subject to compliance with the provisions hereof, including Section 4.3 and Section 4.5, if (i) all Non-Selling Parties fail to deliver an Election Notice within the time required, (ii) all Non-Selling Parties fail to acquire the Subject Shares before the end of the Negotiation Period and such failure to acquire is not due to the unreasonable delay of the Selling Party or (iii) such negotiations are terminated earlier by agreement between or among the Parties (the earlier to occur is referred to herein as the “Lapse Date”), then the Selling Party shall have the right to enter into a transaction with a Third Party to sell the Subject Shares at a price and on terms no more favorable than as set forth in the Acquisition Proposal Notice, provided that such Third Party acquires the Subject Shares within [****] of the Lapse Date (the “Sale Period”). All Parties shall approve such transfer in a shareholders’ meeting of Sovello.
     4.5 Reinstatement of Right of First Refusal.

     In the event that the Third Party fails to acquire the Subject Shares within Sale Period as described in Section 4.4, the Selling Party shall not thereafter Transfer any shares without first again offering such securities to the Non-Selling Party in the manner provided in this Article IV.
     4.6 Change of Control.
     The Parties agree that the provisions of this Article IV shall not apply to, and shall in no way restrict, any Parties’ right or ability to engage in a Change of Control.
     4.7 Co-Selling Rights.
     In the event that in conjunction with one or a series of transactions contemplated by this Article IV, [****] or more of the outstanding equity interest of Sovello are to be transferred to a third party, such transaction or transactions shall not be completed until such third party shall offer and, if such offer is accepted, agree to acquire the remaining outstanding equity interests of Sovello.
     4.8 Adherence by Third Party.
     No third party shall become a shareholder in Sovello unless such third party signs a deed of adherence to the rights and obligations imposed by Article IV, Article V, Sections 8.5 through 8.10 and Article IX. Such deed of adherence shall be in a form acceptable by the Parties. All Parties hereby grant power of attorney to the chairman of the supervisory board of Sovello, from time to time, to accept such deed of adherence
     4.9 Drag along — right and relation to Articles of Association.
     If one or more shareholders who jointly own more than [****] of the registered share capital in Sovello sell and transfer all of their shares at full market value to an unrelated third party, they can demand in writing that the other shareholder or shareholders sell and transfer all (but not less than all) of their shares under the same conditions. The obligation of the minority shareholders is subject to the condition precedent that, prior to such sale and transfer, they have been offered to acquire all of the shares of the majority shareholders under the same conditions. If one or more shareholders who jointly own more than [****] of the shares in Sovello sell and transfer all of their shares at full market value to an unrelated third party, the minority shareholders can demand that their shares are sold under the same terms conditions. The procedure laid down in Sections 4.2 through 4.5 above also applies to this offer to the minority shareholders. This Article IV does not alter any provision or provisions contained in the Articles of Association restricting the transfer of shares. However, the Parties shall exercise all voting and other rights available to them to ensure the implementation of the foregoing provisions of this Article IV and any provisions contained in the Articles of Association restricting transfers of shares are waived or suspended, if applicable, to allow such sales and purchases to proceed as provided above.

ARTICLE V.
Term and Termination
     5.1 Term.
     The term of this Agreement shall commence on the date hereof and shall continue and remain in full force and effect, until an IPO occurs or this Agreement is terminated in accordance with this Article 5.
     5.2 Termination by mutual consent.
          (a) This Agreement may be terminated by mutual written consent of all Parties.
          (b) In the event of termination pursuant to Section 5.2(a), the consequences of Termination shall be agreed among the Parties in writing, unless the form of a notarial deed is required under German law.
     5.3 Expulsion for Breach.
          (a) Any of the Parties to this Agreement who are not in Material Breach of this Agreement (for purposes of this Section 5.3, each a “Removing Party” and collectively “Removing Parties”) may trigger, pursuant to the terms of this Section 5.3, the repurchase of all shares of Sovello held by such other Party (an “Expulsion”, and the securities subject to such repurchase, “Expulsion Securities”) if the Party subject to Expulsion (the “Breaching Party”) commits a Material Breach of this Agreement or if the Breaching Party becomes subject to a Bankruptcy Event. For the avoidance of doubt, this is an individual right of each Removing Party which is not a Breaching Party.
               (i) If the Breaching Party commits a Material Breach of this Agreement, and if
                    (1) the Material Breach is incurable, the notice of Expulsion (“Expulsion Notice”) must be made in writing not later than [****] after the Removing Party learns about the Material Breach.
                    (2) the Material Breach is curable, the Removing Party has to request such cure in writing, not later than [****] after it learns about the Material Breach, granting the Breaching Party a cure period of another [****]. If the Removing Party fails to cure such Material Breach within the [****] period, the notice of Expulsion must be made in writing not later than [****] days after the expiry of the cure period.
                    (3) For the purposes of this Section 5.3, “Material Breach” is defined as a material breach of this Agreement or any of the Concurrent Agreements that has had, or is reasonable likely to have, a material adverse effect on the financial performance or business prospects of Sovello, either in the short-term or the long-term.
               (ii) If the Breaching Party becomes subject to a Bankruptcy Event, the Expulsion Notice must be made in writing not later than [****] after the Removing Party learns about the Bankruptcy Event.
          (b) Within a period of [****] after it has delivered an Expulsion Notice, any Removing Party is entitled to start a process to determine the Fair Market Value of the Expulsion Securities by indicating so to the Breaching Party in writing (the “Valuation Request”). The Valuation Request may be combined with the Expulsion Notice.
          (c) The “Fair Market Value” shall be determined based on the fair market value for [****], and shall be determined as follows:
               (i) If the Expulsion Securities are publicly traded on a national stock market or exchange, the Fair Market Value shall be deemed to be [****].
               (ii) If there is no active public market for the Expulsion Securities, the value shall be the Fair Market Value thereof as determined by good faith negotiation between the Parties. If such negotiation fails to determine the Fair Market Value within [****] after the date of the Valuation Request, the Fair Market Value shall be determined as follows:
                    (1) Each Party shall retain at its expense an independent third party investment bank or M&A advisor with expertise valuing companies such as Sovello.
                    (2) Subject to execution of customary confidentiality agreements by the independent third-party firms, Sovello shall provide or be caused to provide to each firm all material information, including any material changes in such information, reasonably necessary to value Sovello or reasonably requested by the firms. [****]
                    (3) Within [****] after the Valuation Request pursuant to Section 5.3(b) above, each Party shall submit a final valuation proposal, prepared in writing with a supporting analysis by its retained third-party firm, to the other Party and the other Party’s third party firm and to the "Arbitrator.” The “Arbitrator” shall be a Person with expertise in valuing companies in the photovoltaic industry, shall not have a material business relationship with any Party or Sovello and shall be reasonably acceptable to both Parties. If the Parties agree upon a single Arbitrator, the decision of such Arbitrator shall be final and binding on the Parties. If the Parties have not agreed on a single Arbitrator, the Non-Breaching Party or Parties on the one hand and the Breaching Party or Parties on the other hand will each select an Arbitrator satisfying the criteria set forth herein and the selected Arbitrators will select a third. In that case, the decision of a majority of the Arbitrators will control and shall be final and binding on both Parties. In either case, the arbitrator shall submit his decision to the Parties in writing within [****] after receiving the two final valuation proposals.

                    (4) If one Party does not submit in a timely manner a final valuation proposal, then the valuation proposal of the other Party shall be used to establish the Fair Market Value.
          (d) If an Expulsion is initiated pursuant to Section 5.3 (a), the Removing Party or Parties, notwithstanding any other remedy that they may have pursuant to this Agreement or otherwise under German law, may, within a period of [****] following decision of the Arbitrator pursuant to Section 5.3 (c) (ii) (3), purchase all of the Expulsion Securities legally or beneficially owned by each of the Breaching Parties for a cash amount equal to [****] of the Fair Market Value of such Expulsion Securities (the “Expulsion Call Right”). The Expulsion Call Right must be exercised in writing or in the form required under German law and delivered to each of the Breaching Parties. If there is more than one Removing Party, they are entitled to the Expulsion Call right pro rata to their shareholdings in Sovello. If one Removing Party does not exercise this right at all or not in full, the other Removing Party is entitled to purchase the remaining shares as well.
          (e) The closing of any purchase and sale of Expulsion Securities shall take place at the office of Sovello within [****] of the exercise of the Expulsion Call Right. At such closing, the aggregate purchase price for such purchase and sale shall be paid in cash or other immediately available funds in exchange for the Expulsion Securities to be sold.
          (f) Promptly upon receiving notice by a Removing Party of its exercise of its rights pursuant to Section 5.3(a), the Breaching Party shall take such actions, and cause its Affiliates to take such actions, as may be necessary to enable the Removing Party to consummate its rights.
          (g) Continuation of Business. Subject to Section 5.3 (i), during any period in which a Party has the right to purchase or is purchasing the Securities of the other Party pursuant to this Section 5.3, Sovello shall continue its business in the ordinary course. The Parties and Sovello shall use their reasonable best efforts to maintain and preserve the business of Sovello pending the consummation of such purchase.
          (h) In each case of Expulsion according to Section 5.3 (a), each Party shall have the right to demand that all Parties hold a Shareholders’ meeting of Sovello without undue delay and vote in favor of the dissolution and winding up of Sovello in accordance with applicable law and the Articles of Association, if either (i) all of the Removing Parties waive their rights under Section 5.3(d) in writing or (ii) none of the Removing Parties has exercised such rights within the [****] period specified in Section 5.3(d), unless the Breaching Party has offered to purchase the Shares of all of the Removing Parties at [****], has demonstrated to the Removing Parties’ satisfaction that it can complete and provide payment for the shares within [****] of such offer, and the Removing Parties have elected to sell their Shares to the Breaching Party.
          (i) If the applicable Expulsion Call Right is exercised, the Parties shall cause the Concurrent Agreements to remain in full force and effect. The Parties shall cause the Concurrent

          Agreements to be terminated if the Parties proceed to dissolution of Sovello, as provided in (h) above (on the effective date of dissolution).
          (j) In the event of any Expulsion pursuant to this Section 5.3 and except as otherwise set forth in this Agreement, this Agreement shall cease to have further force or effect on the Breaching Party, provided that this event shall not release any Party from any liability or obligation which has already accrued as of the effective date of such event, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such event. This Agreement shall remain in full force and effect among the Removing Parties.
          (k) Without limiting any other remedies that may be available to any Removing Party under this Agreement (but, for the avoidance of doubt, not under Section 5.3. (a) through (j)) or under German law, in the event of a Material Breach pursuant to Section 5.3(a)(i)(3)(B) in lieu of terminating this Agreement as provided in this Section 5.3, the Removing Parties may, after the expiration of any cure period applicable with respect to such Material Breach, upon written notice to Sovello and the Breaching Party, cause the Percentage Interest of the Breaching Party to be reduced to reflect the relative capital contributions of the Parties actually contributed, in which case the Shares held by the Parties shall be correspondingly adjusted to reflect the Percentage Interests, as adjusted pursuant to this Section 5.3(k). The Breaching Party is obliged, to the extent required to obtain the result contemplated by this Section 5.3(k), to transfer such share(s) to the Non-Breaching Parties free of charge and pro rata to their shareholdings in Sovello.
     5.4 Termination after [****].
          (a) Any Party may terminate this Agreement with [****] written notice to the other Parties anytime time following [****].
          (b) If this Agreement is terminated pursuant to Section 5.4 (a) by one Party, the other Parties may purchase, pro rata to their shareholding in Sovello at the date of termination, the terminating party’s Percentage Interest in Sovello of [****] (the “Termination Call Right”).
          (c) Section 5.3 (b) through (j) shall apply correspondingly, provided, however, that the period to exercise the Termination Call Right is extended to [****] following decision of the Arbitrator pursuant to Section 5.3. (c) (ii) (3).
     5.5 Termination in Case of Sale and Transfer
     If one Party (the “Transferring Party”) transfers all of the Shares beneficially owned by it to the other Parties, any Concurrent Agreements to which such Transferring Party is a party shall survive in accordance with their respective terms.
     5.6 Post-Termination Covenants.

          (a) Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.
          (b) Survival of Rights and Obligations. The rights and obligations of the Parties under Articles / Sections V, VI, VII, 8.2, 8.3, 8.4, 8.5, 8.7 and IX shall survive any termination of this Agreement.
          (c) Sovello shall be entitled to enforce any agreement to which it is a party unless such agreement is terminated in accordance with its terms or this Article V.
ARTICLE VI.
Warranties.
Each Party hereby warrants in the form of an independent no fault guarantee (rechtlich selbstaendiges verschuldensunabhaengiges Garantieversprechen) within the meaning of Sec. 311 paragraph (1) German Civil Code (Buergerliches Gesetzbuch) to each of the other Parties as follows:
Intellectual Property. To the extent required to execute and consummate this Agreement and the Concurrent Agreements or except as would not materially impair it’s ability to perform its obligations hereunder and thereunder, no contracts, licenses or agreements to which it is a party (including, without limitation, this Agreement and the existing License Agreement and the transactions contemplated herein and therein) or, to its knowledge, by operation of law, will:
                    (i) Result in Sovello or any of the Parties being bound by, or subject to, any non-compete, exclusivity restriction or other restriction on the operation or scope of its businesses; or
                    (ii) Result in Sovello or any of the Parties being obligated to pay any royalties or other amounts to any Third Party.
                    (iii) Grant to any Third-Party any right to or with respect to any Intellectual Property owned by, or licensed to, Sovello or any of the Parties.

ARTICLE VII.
Liability and Limitations of Liability
     7.1 Liability.
In the event of a breach of any of the Warranties given by any of the Parties (the “Indemnifying Party”) in Article VI or in that Party’s License Agreement (subject to the limitations and expiration of liability for such Warranties as set forth in the License Agreements), the other Parties and Sovello, each individually, shall have the right to request in writing that the Indemnifying Party puts Sovello in the position that it would have been in, had there been no breach of Warranty. If, within eight weeks of such a request, the Indemnifying Party has not complied with the request, or if such remedy is impossible, the Indemnifying Party shall indemnify Sovello in cash. If Sovello has become insolvent as a result of such breach, or in the case and to the extent that the other Parties have suffered a damage in excess or outside of the loss in value of their respective holding in Sovello, the other Parties shall have the right to request in writing that the Indemnifying Party indemnifies the other Parties in cash. For the avoidance of doubt: The Indemnifying Party will not be obligated to double compensate the same loss to either of the other Parties and Sovello.
     7.2 Definitions.
All of the claims described in Section 7.1 above shall be referred to as the “Indemnifiable Claims.” Any party seeking such indemnification is hereafter referred to as an “Indemnified Party”.
     7.3 Determination of the Amount of Damage.
          (a) For the purpose of this Article 7, the damage shall consist of the amount necessary to cure any event or set of facts causing such Warranty to be breached or the loss in value of Sovello caused by such breach, whichever amount is higher.
          (b) In case of dispute, the amount of such damage (but for the avoidance of doubt, not the existence of a breach) shall be determined by an expert arbitrator (“Schiedsgutachter”). The expert arbitrator shall be a partner of an internationally recognized accounting firm. If the Parties cannot agree on the selection of such expert arbitrator within two weeks after receipt of a request to appoint such arbitrator, the appointment shall be made by the President of the Chamber of Industry and Commerce of Berlin. The decision of such arbitrator shall be final and binding on the Parties and Sovello. The costs of such arbitrator shall be borne by the Indemnifying Party and the Indemnified Party respectively in proportion to their relative success according to the determination delivered by the expert arbitrator who shall also determine such proportion.

     7.4 Limitations of Liability for Breach of Warranties.
          (a) Each Indemnifying Party shall (in all cases) only be liable for breach of Warranties under Article 6 to an Indemnified Party in respect of a claim if the aggregate amount of all claims for which the relevant Indemnifying Party would otherwise be liable under this Agreement to the relevant Indemnified Party exceeds EUR [****] (in which case, however, the relevant Indemnified Party shall be entitled to claim the total amount of such claims and not merely the excess above said EUR [****]).
          (b) In the case that a warranty relating to Intellectual Property is breached, including, without limitation, warranties under the License Agreements, the period of limitation (Verjaehrungsfrist) expires one year after the termination of this Agreement.
     7.5 GENERAL LIMITATION OF LIABILITY.
EACH PARTY SHALL (IN ALL CASES) ONLY BE LIABLE TO THE OTHER PARTIES OR SOVELLO TO THE EXTENT THAT THE AGGREGATE AMOUNT OF ITS LIABILITY FOR ALL CLAIMS OF WHATSOEVER NATURE MADE UNDER THIS AGREEMENT AND THE LICENSE AGREEMENTS IS LIMITED TO EUR [****], PROVIDED, HOWEVER, THAT THE LIMITATIONS SET FORTH IN THIS SECTION 7.5 SHALL NOT APPLY IN THE CASE OF FRAUD OR WILLFUL INTENT.
ARTICLE VIII.
Additional Agreements
     8.1 Marketing.
Considering the existing Amended and Restated Sales Representative Agreement dated as of October 6, 2008 between E and Sovello, except as otherwise agreed by E and Sovello, the Parties shall not interfere with Sovello’s ability to directly market its output of Wafers, Cells and Modules; provided each Party acknowledges that each of Q, REC and E may market and sell Wafers, Cells or Modules and that this Section 8.1. shall not be construed to limit any Party ´s ability to conduct its business and in doing so compete with Sovello for customers for Wafers, Cells or Modules.
     8.2 Q Manufacturing Right of First Refusal.
          (a) During the term of this Agreement and only for so long as E remains a shareholder of Sovello, whenever E or Affiliates (and references to E in this section 8.2 are deemed to include E Affiliates) wishes to form an Alternative Venture [****], E will first offer Q a right of first refusal with respect to participation in such [****] pursuant to the provisions of Section 8.2(b) and (c).

          (b) In the event that E determines to pursue the formation of an [****], E shall deliver written notice to Q, offering Q the right of first refusal to participate in any such [****], which notice shall refer to this section of this Agreement and, subject to Q entering into a confidentiality agreement reasonably satisfactory to E with respect to the existence of the notice and the subject matter thereof, provide a description of the general framework of the [****], including without limitation the proposed purpose and business objectives of the [****] and the contributions proposed to be required of the parties to the [****] (the “E First Refusal Notice”). Upon the receipt of E First Refusal Notice, Q shall have [****] to confirm in writing to E that it wishes to commence negotiations relating thereto (the “Q Confirmation Notice”). Upon E’s receipt of the Q Confirmation Notice, E and Q shall commence negotiations in good faith regarding the terms and conditions of an agreement concerning the [****]. The parties will negotiate in good faith for not less than [****], and upon mutual agreement, the negotiation period may be continued as long as necessary or productive.
          (c) If the parties execute a definitive agreement concerning the [****], then the parties will be bound by such agreement. If a definitive agreement is not executed within [****] after the initial [****] negotiation period, then either party, upon written notice to the other, may end negotiations. Upon the end of negotiations (or, alternatively, if Q did not provide the Q Confirmation Notice within [****] after receipt of the E First Refusal Notice), the applicable right of first refusal shall have no further effect and, without limiting the foregoing, E may enter into an [****] with a Third Party within the parameters of the general framework set forth in the E First Refusal Notice. The final conditions may not be materially more favorable to the Third Party, taken as a whole, than the last conditions offered to Q (and if in fact more favorable, Q may elect to enter into that [****] on those terms in lieu of the Third Party). Q shall not have any obligation to agree to any terms which are unique to the third party. The final agreement with the Third Party is to be submitted promptly to a person nominated by Q bound by a professional duty of secrecy (Berufsverschwiegenheit).
          (d) For the avoidance of doubt: During the term of this Agreement, whenever E wishes to form one or more additional [****] after an E First Refusal Notice has been provided, the procedure pursuant to the provisions of Section 8.2(b) through (c) shall be repeated.
     8.3 REC Manufacturing Right of First Refusal.
          (a) During the term of this Agreement, and only for so long as E shall remains a shareholder of Sovello, whenever E or Affiliates (and references to E in this Section 8.3 are deemed to include E Affiliates) wishes to form an Alternative Venture active [****], E will first offer REC a right of first refusal with respect to participation in such [****] pursuant to the provisions of Section 8.3(b) and (c).
          (b) In the event that E determines to pursue the formation of an [****], E shall deliver written notice to REC, offering REC the right of first refusal to participate in any such [****], which notice shall refer to this section of this Agreement and, subject to REC entering into a confidentiality agreement reasonably satisfactory to E with respect to the existence of the notice and the subject matter thereof, provide a description of the general framework of the

           [****], including without limitation the proposed purpose and business objectives of the [****] and the contributions proposed to be required of the parties to the [****] (the “E First Refusal Notice”). Upon the receipt of E First Refusal Notice, REC shall have [****] to confirm in writing to E that it wishes to commence negotiations relating thereto (the “REC Confirmation Notice”). Upon E’s receipt of the REC Confirmation Notice, E and REC shall commence negotiations in good faith regarding the terms and conditions of an agreement concerning the [****]. The parties will negotiate in good faith for not less than [****], and upon mutual agreement, the negotiation period may be continued as long as necessary or productive.
          (c) If the parties execute a definitive agreement concerning the [****], then the parties will be bound by such agreement. If a definitive agreement is not executed within [****] after the initial [****] negotiation period, then either party, upon written notice to the other, may end negotiations. Upon the end of negotiations (or, alternatively, if REC did not provide the REC Confirmation Notice within [****] after receipt of the E First Refusal Notice), the applicable right of first refusal shall have no further effect and, without limiting the foregoing, E may enter into an [****] with a third party within the parameters of the general framework set forth in the E First Refusal Notice. The final conditions may not be materially more favorable to the third party, taken as a whole, than the last conditions offered to REC (and if in fact more favorable, REC may elect to enter into that [****] on those terms in lieu of the third party). REC shall not have any obligation to agree to any terms which are unique to the third party. The final agreement with the third party is to be submitted promptly to a person nominated by REC bound by a professional duty of secrecy (Berufsverschwiegenheit).
          (d) For the avoidance of doubt: During the term of this Agreement, whenever E wishes to form one or more additional [****] after an E First Refusal Notice has been provided, the procedure pursuant to the provisions of Section 8.3(b) through (c) shall be repeated.
          (e) REC shall not be entitled to exercise or otherwise avail itself of the rights set forth in this Section 8.3 if REC or SGS materially breaches any continuing supply agreement with E or Sovello.
     8.4 Relation of Sections 8.2 and 8.3.
If an Alternative Venture falls under both Section 8.2 and Section 8.3 and both Q and REC submit their respective Confirmation Notice, the Parties shall commence three partite negotiations. Unless agreed otherwise between Q and REC, such part of the Alternative Venture that shall not remain with E shall be offered to Q and REC [****].
     8.5 [****].
During the term of this Agreement, and for a period of [****] after its expiration or termination, neither Q nor REC shall, directly or indirectly, engage in a [****].
          (a) Subject to Section 8.5(c) below, [****].

          (b) [****]
          (c) The covenants contained in Section 8.5(a) shall be construed as a series of separate covenants, one for each county, city, state and country of the geographic scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 8.5(a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 8.5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.
          (d) Each Party agrees that if it breaches any provision of this Section 8.5, the other Party shall be entitled to, in addition to any other right or remedy otherwise available to it, an injunction from a German court restraining such breach or threatened breach and to seek specific performance of any such provision of this Section 8.5.
          (e) If Q or REC wish to engage in a [****] not incorporating deposition of a wafer on a substrate, they will need the prior written approval of E which approval shall not be unreasonably withheld if the envisaged [****] employs a technology that is, from a jointly appointed independent expert’s point of view, not closely related to the technology employed by E.
     8.6 Cooperation to Pursue Tax Efficiencies.
For so long as at least two Parties beneficially own any Shares, such Parties shall and shall cause their Affiliates to assist each other and Sovello to pursue any and all tax efficiencies available to:
          (a) Sovello in the operation of its business; and
          (b) the other Parties as shareholders of Sovello; provided that neither Party shall be required to expend any monies or incur any cost or liability in connection therewith.Without limiting the foregoing, the Parties expressly agree that at the discretion of E, the Parties shall cause Sovello, to the extent legally permissible, to make an election under Treas. Reg. Section 1.7701-3(c) to be treated as a partnership for U.S. federal income tax purposes and no Party shall take any action inconsistent with such election, so long as such election neither alters the fundamental agreements of the Parties or otherwise adversely affects Q or REC or Sovello.
     8.7 Confidentiality.
          (a) Definition. “Confidential Information” means any information: (i) disclosed by one Party (the “Disclosing Party”) to any other Party (the “Receiving Party”), which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked “Confidential” within [****] of such disclosure; or (ii) which is otherwise referred to as Confidential Information under this Agreement or any License Agreement.
          (b) Confidential Information and Exclusions. Notwithstanding Section 8.5(a) (Definition) above, Confidential Information shall exclude information that: (i) was independently developed by the Receiving Party without using any of the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.
          (c) Confidentiality Obligation. The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement or a License Agreement or in connection with Sovello’s activities. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information, subject to Section 8.7(d) (Legal Disclosure) below.
          (d) Legal Disclosure. Notwithstanding anything herein to the contrary, a Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange the shares of any Party are listed on; (ii) as otherwise required by law, or (iii) as advisable or required in connection with any government or regulatory filings, including without limitation, filings with any regulating authorities covering the relevant financial markets. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.
          (e) Remedies. If a Receiving Party breaches any of its obligations under this Section 8.7, the Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.
          (f) General Knowledge. The Receiving Party shall have no obligation to limit or restrict the assignment of its employees or consultants as a result of their having had access to the Disclosing Party’s Confidential Information. The restrictions regarding Confidential Information shall not be construed to limit any Party’s right to independently develop or acquire products, processes or concepts without use of the Disclosing Party’s Confidential Information, even if similar. Furthermore, notwithstanding the restrictions regarding Confidential Information, the Receiving Party shall be free to use for any purpose the general knowledge resulting from access to work with or exposure to the Disclosing Party’s Confidential Information, provided that the Receiving Party shall maintain the confidentiality of the Confidential Information as provided herein. The term “general knowledge” means information in non-tangible form which may be retained by persons who have had access to Disclosing Party’s Confidential Information, including ideas, concepts, know-how or techniques contained therein.
     8.8 Reasonable Efforts.
Subject to the terms and conditions provided in this Agreement, all Parties shall each use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the other the benefits contemplated by this Agreement.
     8.9 Standstill.
          (a) For a period commencing with the date hereof and [****], neither Q nor any of its agents shall, without the prior written consent of E or its board of Directors: acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of E or any subsidiary thereof, or of any successor to or person in control of E, or any assets of E or any subsidiary or division thereof or of any such successor or controlling person; make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission (“SEC”)), or seek to advise or influence any person or entity with respect to the voting of any voting securities of E; make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving E or any of its securities or assets; form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing; otherwise act or seek to control or influence the management, Board of Directors or policies of E; take any action that could reasonably be expected to require E to make a public announcement regarding the possibility of any of the events described in this Section 8.9; or request E or any of its agents, directly or indirectly, to amend or waive any provision of this Section 8.9.
          (b) The restrictions in this Section 8.9 shall apply, mutatis mutandis,
                    (i) to E and its agents regarding any transactions in any voting securities of Q and / or REC, and
                    (ii) to Q and its agents regarding any transactions in any voting securities of REC.
                    (iii) to REC and its agents regarding any transactions in any voting securities of E and / or Q.

ARTICLE IX.
Miscellaneous
     9.1 Expenses.
Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and the Concurrent Agreements and compliance herewith and therewith, whether or not the transactions contemplated hereby or thereby shall be consummated. However, the costs related to (i) the Sovello representation in the preparation, execution and delivery of this Agreement and the Concurrent Agreements and compliance herewith and therewith and (ii) notarization and registration of the conversion shall be borne by Sovello.
     9.2 Further Assurances.
If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Sovello with full right, title and possession to all assets, property, rights, privileges, powers and franchises contemplated by this Agreement, each Party will and will cause its Affiliates to take all such lawful and necessary action, so long as such action is consistent with this Agreement.
     9.3 Notices.
All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery or (c) sent by facsimile, as follows:

As to E, Inc.:	Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, MA 01752 USA
	Attention:	Richard Feldt
Richard Chleboski
Christian Ehrbar
Phone:+1 508 597 4479
Fax: +1 508 2299 7722

with a copy to:		Taylor Wessing Partnerschaftsgesellschaft
Ebertstraße 15
D-10117 Berlin
	Attention:	Philipp von Alvensleben
Marc Oliver Kurth
Phone: 49 30 885636 0
Fax: 49 30 885636 100

As to Q:		Q-Cells SE
Guardianstr. 16
OT Thalheim
D-06766 Bitterfeld-Wolfen, Germany
	Attention:	Anton Milner
Dr. Hartmut Schuening
Phone: +49-34 94-66 99- 10 100
Fax: +49-34 94-66 99-10 000

with a copy to:		VAN AUBEL Rechtsanwaelte
Kurfürstendamm 57
D-10707 Berlin, Germany
	Attention:	Dr. Thomas van Aubel
Phone: +49-30-31 51 90 0
Fax: +49-30-31 51 90 90

As to REC:		Renewable Energy Corporation
Kjørboveien 29,
NO-1337 Sandvika, Norway
	Attention:	John Andersen
Christopher Groth
Phone: + 47 67 57 44 50
Fax: + 47 67 57 44 99
As to Sovello:		Sovello AG
Sonnenallee 14-16
OT Thalheim
D-06766 Bitterfeld-Wolfen, Germany
	Attention:	Ted Scheidegger
Katja Raschke
Phone: +49-34 94-66 64- 1010
Fax: +49-34 94-66 64-1011

or, in each case, at such other address as may be specified in writing to the other parties hereto.
     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day delivered, (x) if by next-day or overnight mail or delivery, on the day delivered, or (y) if by facsimile, on the day on which such facsimile was sent; provided that the Party providing notice pursuant to facsimile shall have received a confirmation of receipt of such facsimile transmission.
     9.4 Governing Law and Dispute Resolution.
          (a) This Agreement shall be construed in accordance with and governed by the laws of the Federal Republic of Germany.
          (b) The Parties shall try to settle any disputes by way of mediation.
          (c) All disputes arising in connection with this Agreement or its validity which cannot be resolved by mutual agreement of the Parties or mediation shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law (except for challenges to the validity of shareholder resolutions which shall be submitted to the competent courts). The place of arbitration is Berlin, Germany. The arbitral tribunal consists of three arbitrators. The arbitrators must be capable of being appointed a judge in accordance with the relevant German legal rules. The substantive law of the Federal Republic of Germany is applicable to the dispute. The language of the arbitral proceedings is English.
     9.5 Binding Effect.
This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.
     9.6 Assignment.
Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of all the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that any Party may assign this Agreement:
          (a) to any of its Affiliates so long as it will be made at the same time as a transfer of its Shares to such Affiliate specifically permitted by this Agreement;
          (b) in connection with the sale by a Party of all of the Shares beneficially owned by such Party as specifically provided by this Agreement, including by way of the Change of Control of such Party.

          (c) For the avoidance of doubt, no Party shall be obligated to obtain the consent of any other Party (under this Section 9.6) solely by virtue of a Change of Control of such Party.
     9.7 No Third Party Beneficiaries.
Except as specifically provided by this Agreement, nothing in this Agreement shall confer any rights upon any Third Party.
     9.8 Foreign Corrupt Practices Act.
          (a) The Parties recognize that the United States Foreign Corrupt Practices Act of 1977 (the “Act”) shall be applicable to Sovello, its Affiliates and its designated Directors, officers and personnel in Sovello, even if Sovello does not conduct any business in the United States of America. The Parties recognize that the Act prohibits the payment or giving of anything of value either directly or indirectly to a government official for the purpose of influencing an act or decision in his or her official capacity, or for the purpose of inducing him or her to use his or her influence with his or her government to assist a company in obtaining or retaining business for or with, or directing business to, any Person.
          (b) Each Party shall each use its reasonable best efforts to ensure that no part of Sovello capital or other funds will be accepted or used by the Company for any purpose, nor will it take any action, which would constitute a violation of any law of the various jurisdictions in which it conducts business or of the Act.
     Should either Party ever receive, directly or indirectly, a request that any of them believes will or might constitute a violation of the Act, it shall immediately notify the Supervisory Board of Sovello.
     9.9 Sarbanes-Oxley and Nasdaq Covenant.
To the extent legally permissible, the Parties shall cause Sovello to perform such acts as any of the Parties shall request as reasonably necessary to permit such Party to comply with all Laws and regulations applicable to companies in general and publicly reporting companies in particular including but not limited to: (i) the Exchange Act and the Securities Act and the rules of the SEC promulgated thereunder; (ii) the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder; (iii) the Nasdaq Marketplace Rules; (iv) similar laws, regulations or rules under European, German or Norwegian law. Without limiting the foregoing, the Parties shall recommend to the Supervisory Board to cause Sovello to establish, maintain, adhere to and enforce a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with US GAAP.
     9.10 Amendment, Waivers.

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of E, Q and REC.
     9.11 Entire Agreement.
This Agreement amends and restates in its entirety the Existing MJVA and constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, between or among any of the Parties with respect to the subject matter hereof.
     9.12 No Joint Venture or Partnership.
Notwithstanding anything contained in this Agreement or the Concurrent Agreements to the contrary, including the use of the terms “joint venture” and similar terms, nothing contained in this Agreement or the Concurrent Agreements is intended to, or shall be deemed to, create a partnership or joint venture relationship among the Parties or any of their Affiliates for any purpose, including tax purposes. The Parties shall hold individual shares in Sovello. There shall be no joint ownership of such shares. Neither of the Parties nor any of the Affiliates will take a position contrary to the foregoing.
     9.13 Language for Joint Venture and this Agreement.
All agendas, notices, other documentation relating to (i) Sovello’s interaction with the Parties, (ii) documentation provided to the Parties and (iii) interaction between the Shareholders, including without limitation this Agreement, meetings of the Supervisory Board and the Shareholders of Sovello, and Sovello’s financial statements, shall be prepared in and entered into the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.
     9.14 Voting and other rights.
Each of the Parties shall join with the other Party in exercising all voting rights and other rights and powers of control as are respectively available to them in relation to Sovello and their beneficial shareholdings therein under the Articles of Association for the time being in force and shall each take or refrain from taking all other appropriate action within their respective powers so as to procure that at all times during the subsistence of this Agreement all provisions concerning the structure and organisation of Sovello and the regulation by the Parties of its affairs set out in this Agreement are duly observed and given full force and effect and all actions required of the Parties are carried out in a timely manner. Respecting the statutory independence of the Supervisory Board and as far as permitted by German Law the Parties shall cause Sovello to be managed and supervised in accordance with the provisions of the Articles of Association, the Rules of Procedure for the Management Board and this Agreement.
     9.15 Severability.

In the event that any term, condition or provision of this Agreement is held to be or become invalid or be a violation of any applicable Law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and the Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. The validity and enforceability of the other provisions shall not be affected thereby. In such case or in the event that this Agreement should have a gap, the Parties hereto shall agree on a valid and enforceable provision completing this Agreement, coming as close as possible to the economic intentions of the Parties. In the event of a partial invalidity (Teilnichtigkeit) the Parties agree that this Agreement shall remain in force without the invalid part. This shall also apply if parts of this Agreement are partially invalid (teilnichtig).
     9.16 Condition precedent.
This Agreement becomes effective and will replace the Existing MJVA immediately upon the registration of the renaming and conversion of EverQ GmbH to Sovello at the commercial register at the local court of Stendal.

     IN WITNESS WHEREOF, the undersigned duly authorized representatives of the Parties have executed this Agreement as of the date first referenced above.

Evergreen Solar, Inc.		Q-Cells SE

By:	/s/ Michael El-Hillow	By:	/s/ Hartmut Schüning / /s/ Anton Milner

Print name:	Michael El-Hillow	Print name:	Schüning / Milner

Title:	CFO	Title:	CFO/CEO

Date:	11/5/08	Date:	05/11/2008

Renewable Energy Corporation ASA		EverQ GmbH (as the predecessor entity to Sovello AG)

By:	/s/ Erik Thorsen	By:	/s/ H-J Axmann / /s/ C Langden

Print name:	ERIK THORSEN	Print name:	H-J Axmann / C Langden

Title:	CEO	Title:	CTO / CSO

Date:	5 NOVEMBER 2008	Date:	05.11.2008 / 5.11.08